Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-214720 on Form S-8 of our report dated June 24, 2019, appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employee Savings Plan and Trust for the year ended December 31, 2018.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
June 24, 2019